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                                                                    Exhibit 99.1


            FIRST AMENDMENT OF PURCHASE AGREEMENT, MASTER LEASE
                    AGREEMENT, FACILITY LEASES AND GUARANTY

         THIS FIRST AMENDMENT OF PURCHASE AGREEMENT, MASTER LEASE AGREEMENT, FACILITY LEASES AND GUARANTY (Agreement) is entered into as of this 24th day of April, 1998, between DELTA INVESTORS I, LLC (Lessor), the entities identified on the signature page hereof (each a Lessee and collectively Lessees) and SUN HEALTHCARE GROUP, INC. (Guarantor).

                                    RECITALS

         This Agreement is made and entered into with reference to the following recitals :

         Lessor, the Lessees and Guarantor entered into a Master Lease Agreement dated as of October 7, 1997 (Master Lease Agreement), which covers ten (10) licensed healthcare facilities leased by Lessor to Lessees pursuant to Facility Leases with Lessees of the same date (the Facilities and the Facility
Leases). The Facilities were acquired by Lessor from the Lessees or Affiliates of the Lessees pursuant to a Purchase Agreement of the same date (Purchase Agreement).

         Pursuant to an Amended and Restated Guaranty of October 7, 1997 (the Guaranty), Guarantor guaranteed the payment of all sums due and the performance of all of the Lessees obligations under the Facility Leases.

         Lessor, Lessees and Guarantor previously agreed that if the ratio of Cash Flow to Debt Service of the Facilities exceeded 2.0:1 for the calendar year ending December 31, 1997, the Purchase Price for the Facilities would be increased by Five Million Five Hundred Twenty Thousand Seven Hundred Twenty Eight Dollars ($5,520,728.00), and that if the Purchase Price were to be so increased, the Base Rent under each of the Facility Leases would increase in proportion to the increase in the Purchase Price, and it is the purpose of this Agreement to amend the Master Lease Agreement, the Purchase Agreement, the Facility Leases and the Guaranty to set forth the agreement of the parties with respect to such increases.

         Capitalized terms used but not defined in this Agreement have the meanings given to such terms in the Facility Leases, the Standard Terms and Conditions and the Purchase Agreement.


1. Additional Purchase Price. The Purchase Price set forth in the Purchase Agreement is hereby amended to be One Hundred Million Eight Hundred Thirty Seven Thousand Four Hundred Fifty Three Dollars ($100,837,453.00). The increase in the Purchase Price is allocated among the Facilities as set forth on EXHIBIT A attached hereto. The amount of



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         the increase, Five Million Five Hundred Twenty Thousand Seven
         Hundred Twenty Eight Dollars ($5,520,728.00), shall be paid by Lessor to Lessees or their agent by wire transfer, net of the amounts to be paid by Lessees as set forth in Sections 3 and 4, below, on or before April 30, 1998.

2. Amendments. Effective on the day the increased Purchase Price is paid to Lessees or their agent as set forth in Section 1, above:

         1. The Purchase Agreement shall be deemed amended as herein set forth and from and after such day the Facility Leases shall be deemed amended to increase the Base Rent as set forth on EXHIBIT A, and the Guaranty and each and every other Transaction Document shall be deemed amended accordingly. Unless the increased Purchase Price is paid on the first day of a month, the Base Rent for the calendar month in which the Purchase Price is paid shall be prorated for such month.

         2.       The Facility Leases shall also be amended as follows:

                  1. The reference to this Section S1.08" in Section S1.07 is amended to this Section S1.07"; and

                  2. The reference to the amount set opposite the name of the Facility on Exhibit F hereto in Section S1.11 (amending the Standard Terms and Conditions) is amended to the amount set opposite the name of the Facility on Exhibit G to the Purchase Agreement.

3.           Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                             SIGNATURE PAGES FOLLOW




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                  IN WITNESS WHEREOF the parties hereto hereby execute this
Agreement as of the day and year first set forth above.


                                       DELTA INVESTORS I, LLC


                                       By: OMEGA HEALTHCARE INVESTORS, INC.
                                       Its Sole Member

                                       By:  /s/ F. Scott Kellman
                                            --------------------
                                                F. Scott Kellman
                                       Its:     Executive Vice President

                                       LESSEES:

                                       Care Enterprises Inc., a
                                       Delaware corporation
                                       Circleville Health Care
                                       Corp., an Ohio corporation
                                       Beckley Health Care Corp.,
                                       a West Virginia corporation
                                       Care Enterprises West, a
                                       Utah corporation
                                       Regency Rehab Hospitals, Inc.,
                                       a California corporation
                                       Braswell Enterprises, Inc.,
                                       a California corporation
                                       Meadowbrook Rehabilitation
                                       Center, a California
                                       corporation



                                       By:  /s/ Craig Hayes
                                            ---------------

                                       Their:        Agent

                                     SUN HEALTHCARE GROUP, INC., a
                                     Delaware corporation


                                       By:  /s/ Craig Hayes
                                            ---------------

                                       Its:         Vice President



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